SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On January 18, 2017, FTI Consulting, Inc. (“FTI Consulting”) issued a press release (the “Press Release”) announcing that FTI Consulting’s $150 million original aggregate principal amount of 3 3/4% Senior Subordinated Convertible Notes due July 15, 2012 (the “Notes”) are convertible by holders effective January 18, 2012 pursuant to the indenture governing the Notes (the “Indenture”). The Notes became convertible as a result of the closing price per share of FTI Consulting common stock exceeding the conversion threshold price of $37.50 per share (120% of the applicable conversion price of $31.25 per share) for at least 20 trading days in the 30 consecutive trading days ended January 18, 2012 (the first day of the conversion period). The Notes are available for conversion under the terms of the Indenture during the period to and including April 17, 2012. With respect to periods after April 17, 2012, FTI Consulting will not issue a regular press release if the Notes continue to be convertible. Instead, we will issue a press release only at such time as the Notes are no longer convertible. The full text of the Press Release issued on January 18, 2012 is furnished as Exhibit 99.1 hereto.

The information included herein, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated January 18, 2012 of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: January 18, 2012	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President, General Counsel and Chief Risk Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 18, 2012 of FTI Consulting, Inc.

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